Current Report

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2005

Raytech Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9298	06-1182033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 295, Four Corporate Drive, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

203-925-8021
Registrant's telephone number, including area code

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Caution Regarding Forward Looking Statements
Statements in this Report relating to management’s views of trends, the effects of changing prices, plans, objectives and other matters for future operating periods are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties that could cause actual results to differ materially from the results in the statements. Forward-looking statements relating to the Registrant’s businesses are based on assumptions concerning certain factors that are not predictable and are subject to change. These factors include general economic conditions, worldwide demand for automotive and heavy duty vehicles, consumer confidence, actions of competitors, vendors and customers, factors affecting costs such as raw material prices, labor relations and environmental compliance and remediation, interest and foreign currency exchange rates, technological issues, accounting standards, and other risks set forth in the registrant’s filings with the Securities and Exchange Commission. The forward-looking statements herein are made as of the date of this Report. The Registrant has no obligation to update its forward-looking statements.

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 1, 2004, the registrant reported certain estimated costs relating to the closure of the manufacturing facility of its subsidiary, Raybestos (U.K.) Ltd. (“RUK”). The Registrant has long-term lease obligations associated with the RUK facility and at the time of the initial filing could not estimate the cost associated with the termination of these leases. The Registrant has recently received information permitting it to make an estimate of the costs associated with the termination, and now estimates the cost of terminating the long-term leases to be $ .6 million. The Registrant estimates that all of the above estimated lease termination costs amounts will result in future cash expenditures.

The above estimates are management’s best estimates based on currently available information and are subject to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raytech Corporation
(Registrant)

Date March 24 , 2005

(Signature)*

/s/ John B. Devlin
John B. Devlin, Vice President, Treasurer and Chief Financial Officer

*Print name and title of the signing officer under his signature.